PALOMAR MEDICAL TECHNOLOGIES, INC.

                 THIRD AMENDED 1996 EMPLOYEE STOCK PURCHASE PLAN

1.       Purpose of the Plan

         The purpose of the Palomar Medical Technologies, Inc. Employee Stock Purchase Plan is to encourage ownership of the common stock of Palomar Medical Technologies, Inc. ("Palomar") by its eligible employees and any and each of its participating subsidiaries, thereby enhancing such employees' personal interest in the continued success and progress of Palomar. The plan is intended to facilitate regular investment in the common stock of Palomar by offering employees a convenient means to make purchases at a discounted price through payroll deductions. The Plan is intended to comply with the provisions of
Section 423 of the Internal Revenue Code of 1986, as amended.

2.       Definitions

         For purposes of the Plan, the following terms shall have the meanings indicated below:

         (a) "Business Day" shall mean a day on which there is trading on the New York Stock Exchange.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         (c) "Committee" shall mean the Compensation Committee of the Board of Directors of Palomar.

         (d) "Common Stock" shall mean Palomar's common stock, par value $.01 per share.

         (e) "Company" shall mean Palomar and any of its subsidiaries (within the meaning of Section 424(f) of the Code) whose Board of Directors has adopted the Plan, with approval of the Board of Directors of Palomar, and which has not terminated participation in or withdrawn from the Plan by action of such subsidiary's Board of Directors or the Board of Directors of Palomar.

         (f) "Compensation" shall mean the amount of a Participant's base wages, overtime, commissions, cash bonuses, premium pay and shift differential, before giving effect to any compensation reductions made in connection with any plans described in Section 401(k) or Section 125 of the Code.

         (g) "Custodian" shall mean the custodian appointed by the Committee pursuant to Section 7 hereof to hold the shares of Common Stock purchased under the Plan and subsequent Dividends reinvested or paid to Participant in cash.

         (h) "Dividends" shall mean all cash dividends paid on shares of Common Stock held in any Employee's Account.

         (i) "Account" shall mean a separate account maintained by the Custodian for each Participant which reflects, at any time, the number of shares of Common Stock purchased under the Plan by such Participant as well as reinvested Dividends held by the Custodian.

                                                              REVISED:  5/21/99

         (j) "Entry Date" shall mean the first Business Day of each Purchase Period.

         (k) "Eligible Employee" shall mean, with respect to any Purchase Period, an employee of the Company who is eligible to participate in the Plan in such Purchase Period under the rules set forth in Sections 5 and 8 hereof.

         (l) The "Fair Market Value" of a share of Common Stock on any Business Day shall be the closing bid price for such day of the Common Stock on the principal securities market on which the Common Stock is traded. If on the date for which Fair Market Value is to be determined the Common Stock is not eligible for trading on any securities market, the Fair Market Value of a share of Common Stock shall be determined by the Committee.

         (m) "Participant" shall mean, with respect to any Purchase Period, each Eligible Employee who has elected to have amounts deducted from his or her Compensation pursuant to Section 6 hereof for such Purchase Period.

         (n) "Plan" shall mean this 1996 Employee Stock Purchase Plan, as the same may be amended from time to time.

         (o) "Purchase Date" shall mean the last Business Day of each Purchase Period.

         (p) "Purchase Period" shall mean each of the three month periods ending on the last days of March, June, September and December during the period when the Plan is in effect. The first Purchase Period shall begin on October 1, 1996 and end on December 31, 1996.

3.       Common Stock Available Under the Plan

         The maximum number of shares of Common Stock which may be purchased under the Plan shall be 142,857 shares, except as such maximum number may be adjusted as provided in Section 12 hereof. Shares of Common Stock purchased under the Plan may be authorized and previously unissued shares, treasury shares (including shares purchased from time to time by Palomar), or any combination thereof.

4.       Administration of Plan

         The Plan shall be administered by the Committee. The Committee shall have the authority, consistent with the Plan, to interpret the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions shall be binding for all purposes under the Plan. The Plan shall be administered at the expense of the Company.

5.       Eligibility

         Each employee of the Company shall be eligible to participate in the Plan during each Purchase Period, provided that he or she is not, as of the Entry Date for such Purchase Period:

         (a) An employee who is customarily employed by the Company for fewer than 20 hours per week, or for five or fewer months in any calendar year; or

         (b) An employee who owns (within the meaning of Section 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Palomar,
                                                              REVISED:  5/21/99
treating as owned on Entry Date, for purposes of this clause, Common Stock which such employee would be entitled to purchase on Purchase Date for such Purchase Period but for this Section 5(c).

6.       Participation

         (a) On the Entry date for each Purchase Period, Palomar shall grant to each Participant in the Plan for such Purchase Period an option to purchase on the Purchase Date for such Purchase Period, at the applicable price specified in
Section 7 hereof, the number of shares of Common Stock which may be purchased, at such price, with such participant's payroll deductions received during such Purchase Period, subject to the terms and conditions of the Plan.

         (b) Eligible Employees may elect to participate in the Plan as follows:

                  (i) Each Eligible Employee may elect to participate in the Plan, effective on the Entry Date for any Purchase Period, by making an election to participate at least 1 day prior to such Entry Date. Such election shall authorize the Company to deduct an amount chosen by the employee equal to any whole percentage between 1 and 15 percent, inclusive from such Employee's Compensation paid during such Purchase Period.

                  (ii) After making the election pursuant to Section 6(b)(i) hereof, a Participant shall automatically continue to participate in the Plan during subsequent Purchase Periods until the Participant either withdraws from the Plan or ceases to be an Eligible Employee. The percentage of the Participant's Compensation deducted in subsequent Purchase Periods shall be the percentage specified in the election made pursuant to Section 6(b)(i), as it may be changed from time to time pursuant to Section 6(b)(iii) or 6(b)(iv) hereof.

                  (iii) Except as provided in Section 6(b)(iv) hereof, after the last date for making an election described in Section 6(b)(i) hereof for the Purchase Period, a Participant shall not be permitted to increase or reduce the percentage of Compensation deducted from his or her Compensation paid during each Purchase Period. A Participant may elect to reduce or increase the percentage of his or her Compensation deducted pursuant to the Plan to any whole percentage between 1 and 15, inclusive, effective for a subsequent Purchase Period by filing an election not later than 1 day prior to the Entry Date for such Purchase Period.

                  (iv) A Participant may elect at any time to reduce the percentage of his or her Compensation deducted pursuant to the Plan to zero, effective commencing with the next payroll period beginning after the making of such election. All cash amounts already deducted during a Purchase Period prior to the effectiveness of any such election shall be refunded to the Participant.

         (c) No interest will be paid to Participants on any payroll deductions.

         (d) A Participant may at any time elect to withdraw from further participation in the Plan, effective as of the next Business day following such election. Any Participant whose employment with the Company terminates for any reason (including without limitation termination by reason of death or disability) shall be deemed to have made a withdrawal, effective the next Business Day following such termination of employment. Upon any withdrawal, (i) no further amounts shall be deducted from such Participant's Compensation effective for any payroll period beginning after the effective date of withdrawal, (ii) any outstanding option granted to such Participant under the Plan shall terminate as of the effective date of the withdrawal, and no further purchases of Common Stock under the Plan shall be made for such Participant or after such date, and (iii) as soon as possible the Company will refund all cash

                                                               REVISED:  5/21/99
deducted during the Purchase Period. Following any such withdrawal from the Plan, an employee's eligibility to participate again in the Plan will be subject to all provisions of Section 5 and 8 hereof.

         (e) Notwithstanding any other provision of the Plan, an employee who has withdrawn from the Plan pursuant to Section 6(d) hereof shall be deemed to have made an irrevocable election not to participate in the Plan during the two consecutive Purchase Periods immediately following the one in which such withdrawal was made.

         (f) Any election permitted by this Section 6 (other than an election deemed made pursuant to Section 6(e)) shall be made in writing on the form prescribed for such purpose by the Committee from time to time and shall be delivered to the person or persons designated by the Committee. Any such election shall be deemed made when such form is completed, signed by the Participant and received by such designee.

7.       Purchases of Common Stock

         On the Purchase Date for each Purchase Period, all options granted under the Plan on the first Business Day of such Purchase Period shall be deemed to be exercised, and all amounts deducted pursuant to Section 6 hereof from the Participant's Compensation during such Purchase Period shall be applied on such date to purchase whole shares of Common Stock from the Company, unless such Participant has withdrawn from the Plan during such Purchase Period effective on or prior to such Purchase Date. With respect to shares of Common Stock purchased, the purchase price per share shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Entry Date of the Purchase Period, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date of the Purchase Period. The Committee shall appoint the Custodian for the Plan and to hold all whole shares purchased under the Plan and to maintain a separate Account for each Participant, in which Common Stock purchased by such Participant under the Plan shall be held and Dividends received will be reinvested. Each Participant shall receive a statement as soon as practicable after the end of each Purchase Period reflecting purchases for his or her account under the Plan through the end of such Purchase Period.

8.       Limitation on Number of Shares purchased

         Notwithstanding any other provision of the Plan, a Participant may purchase up to a maximum of $25,000 worth of Common Stock during any calendar year under the Plan and under all other "employee stock purchase plans" (within the meaning of Section 423 of the Code) maintained by Palomar and its subsidiaries (within the meaning of Section 424(f) of the Code). The value of the shares of Common Stock purchased shall be based on the Fair Market Value of a share of Common Stock on the Entry Date for each Purchase Period. In the event that the amount of payroll deductions is greater than $25,000 in any given calendar year, the Company will refund the excess to the Participant as soon as practicable after such Purchase Date.

9.       Rights as a Stockholder

         From and after the Purchase Date on which shares of Common Stock are purchased by the Participant under the Plan, such Participant shall have all of the rights and privileges of a stockholder of Palomar with respect to such shares. Prior to the Purchase Date on which shares of Common Stock may be purchased by a Participant, such Participant shall not have any rights as a stockholder of Palomar.


                                                               REVISED:  5/21/99

10.      Notice of Disposition of Stock

         Each Participant agrees, by his or her participation in the Plan, to promptly notify Palomar in writing of any disposition of any Common Stock purchased under the Plan occurring within 2 years after the Entry Date of the Purchase Period in which such stock was purchased.

11.      Rights Not Transferable

         Rights under the Plan are not transferable, except that the right to receive shares pursuant to the Plan may be transferred by will or the laws of descent and distribution. Options granted to a Participant hereunder may be exercised only by such Participant.

12.      Adjustment for Capital Changes

         In the event of any capital change by reason of any stock dividend or split, recapitalization, merger in which Palomar is the surviving entity, combination or exchange of shares or similar corporate change, the number and type of shares or other securities of Palomar which Participants may purchase under the Plan, and the maximum aggregate number of such shares or securities which may be purchased under the Plan, shall be appropriately adjusted by the Board of Directors of Palomar.

13.      Amendments

         The Board of Directors of Palomar may at any time, or from time to time, amend the Plan in any respect, except that, without stockholder approval, no amendment shall be made (a) increasing the number of shares which may be purchased under the Plan (other than as provided in Section 12 herein), (b) materially increasing the benefits accruing to Participants or (c) materially modifying the requirements as to eligibility for participation in the Plan.

14.      Laws and Regulations

         (a) Notwithstanding any other provision of the Plan, the rights of Participants to purchase Common Stock hereunder shall be subject to compliance with all applicable Federal, state and foreign laws, rules and regulations and the rules of each stock exchange upon which the Common Stock is from time to time listed.

         (b) The Plan and the purchase of Common Stock hereunder shall be subject to additional rules and regulations, not inconsistent with the Plan, that may be promulgated from time to time by the Committee regarding purchases and sales of Common Stock.

15.      Employment

         The Plan shall not confer any right to continued employment upon any employee of the Company.

16.      Effective Date of the Plan; Termination

         (a) The Plan shall become effective on October 1, 1996, subject to approval by the shareholders of Palomar in accordance with applicable law and the requirements of Section 423 of the Code.

                                                               REVISED:  5/21/99

         (b) The Plan and all rights hereunder shall terminate on the earliest to occur of:

                  (i) the date on which the maximum number of shares of Common Stock available for purchase under the Plan as specified in Section 3 hereof has been purchased;

                  (ii) the termination of the Plan by the Board of Directors of Palomar; or

                  (iii) the effective date of any consolidation or merger in which Palomar is not the surviving entity, any exchange or conversion of outstanding shares of Palomar for or into securities of another entity or other consideration, or any complete liquidation of Palomar.

         In the event that on any Purchase Date the remaining shares of Common Stock available for purchase under the Plan are insufficient to fully satisfy Participants' outstanding options, such remaining available shares shall be apportioned among and sold to such Participant in proportion to the amounts of payroll deductions and the excess payroll deduction shall be returned to the Participant as soon as practicable thereafter.

         Upon any termination of the Plan, any shares in the employee's Account shall be delivered by the Custodian to the employee or his or her legal representative as soon as practicable following such termination.

                                                               REVISED:  5/21/99